UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 31, 2001




                            STONE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                     1-12074                   72-1235413
 (State or other jurisdiction      (Commission File           (I.R.S. employer
of incorporation or organization)       Number)              identification no.)




     625 E. Kaliste Saloom Road
        Lafayette, Louisiana                                       70508
(Address of principal executive offices)                         (Zip code)


       Registrant's telephone number, including area code: (337) 237-0410

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On October 8, 2001, Stone Energy Corporation ("Stone") entered into definitive agreements with Conoco Inc., and one of its subsidiaries to acquire through both stock and asset purchases, interests in eight oil and gas properties located in the Gulf of Mexico and other complementary infrastructure assets (the "Acquired Properties") for a total purchase price of $299.7 million. The acquisitions were completed on December 31, 2001.

     Estimated proved reserves associated with the Acquired Properties as of December 31, 2001 were 60.2 billion cubic feet of gas and 25.7 million barrels of oil. The Company funded the purchase of the Acquired Properties with borrowings under its revolving credit facility and net proceeds received from the issuance of $200 million of 8.25% senior subordinated notes due 2011.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of the Acquired Properties

               See "Index to Financial Statements - Financial Statements of the Acquired Properties" on page F-1.

     (b)  Unaudited Pro Forma Financial Information

               See "Index to Financial Statements - Unaudited Condensed Pro Forma Financial Information" on page F-1.

     (c)  Exhibits

               2.1 Purchase and Sale Agreement dated as of October 8, 2001 between Stone Energy Corporation and Conoco Inc. and Conoco Offshore Pipe Line Company

               2.2 Share and Pipeline Purchase Agreement dated as of October 8, 2001 between Stone Energy Corporation and Conoco Inc. and Conoco Offshore Pipe Line Company

               23.1 Consent of PricewaterhouseCoopers LLP.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      STONE ENERGY CORPORATION



Date: January 15, 2002                By:       /s/ James H. Prince
                                         ---------------------------------------
                                                    James H. Prince
                                      Vice President and Chief Financial Officer

                          INDEX TO FINANCIAL STATEMENTS


FINANCIAL STATEMENTS OF THE ACQUIRED PROPERTIES:

Report of Independent Accountants.......................................... F-2

Statement of Combined Revenues and Direct Operating Expenses of the
         Acquired Properties for the Nine Months Ended September 30, 2001
         and for the Year Ended December 31, 2000.......................... F-3

Notes to the Statement of Combined Revenues and Direct Operating Expenses.. F-4

Supplementary Oil and Gas Disclosures (Unaudited).......................... F-5

UNAUDITED CONDENSED PRO FORMA FINANCIAL INFORMATION:

Unaudited Condensed Pro Forma Consolidated Balance Sheet of Stone Energy
         Corporation as of September 30, 2001.............................. F-7

Unaudited Condensed Pro Forma Consolidated Statement of Operations of Stone
         Energy Corporation for the Nine Months Ended September 30, 2001... F-8

Unaudited Condensed Pro Forma Consolidated Statement of Operations of
         Stone Energy Corporation for the Year Ended December 31, 2000..... F-9

Notes to Unaudited Condensed Pro Forma Consolidated Financial Statements... F-10

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of Stone Energy Corporation:

     We have audited the accompanying Statement of Combined Revenues and Direct Operating Expenses of the Acquired Properties for the nine months ended September 30, 2001 and for the year ended December 31, 2000. This financial statement is the responsibility of Conoco Inc's and Stone Energy Corporation's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Stone Energy Corporation's Form 8-K and is not intended to be a complete presentation of the properties described above.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses of the Acquired Properties as described in Note 2 for the nine-months ended September 30, 2001 and for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


                                                      PricewaterhouseCoopers LLP




Houston, Texas
January 15, 2002

                             THE ACQUIRED PROPERTIES
          STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES
                                 (in thousands)


                                     Nine Months Ended            Year Ended
                                    September 30, 2001        December 31, 2000
                                    ------------------        -----------------
Revenues....................             $ 87,804                $ 156,379
Direct operating expenses...               12,631                   14,094
                                    ------------------        -----------------
Excess of revenues over direct
 operating expenses.........             $ 75,173                $ 142,285
                                    ==================        =================



    The accompanying notes are an integral part of this financial statement.

                             THE ACQUIRED PROPERTIES
                       NOTES TO THE STATEMENT OF COMBINED
                     REVENUES AND DIRECT OPERATING EXPENSES



NOTE 1 - THE PROPERTIES:

     On October 8, 2001, Stone Energy Corporation ("Stone") entered into definitive agreements with Conoco Inc., and one of its subsidiaries ("Conoco")to acquire through both stock and asset purchases, interests in eight oil and gas properties located in the Gulf of Mexico and other complementary infrastructure assets (the "Acquired Properties") for a total purchase price of $299.7 million. The acquisitions were completed on December 31, 2001.

     Estimated proved reserves associated with the Acquired Properties as of December 31, 2001 were 60.2 billion cubic feet of gas and 25.7 million barrels of oil. The Company funded the purchase of the Acquired Properties with borrowings under its revolving credit facility and net proceeds received from the issuance of $200 million of 8.25% senior subordinated notes due 2011. Based upon the Company's preliminary estimates, 9% of the purchase price, or approximately $27 million, was allocated to unevaluated oil and gas properties.



NOTE 2 - BASIS OF PRESENTATION:

     The statement of combined revenues and direct operating expenses has been derived from Conoco's historical financial records. Revenues and direct operating expenses included in the accompanying statement represents Stone's acquired interest in the Acquired Properties and are prepared on the accrual basis of accounting. Revenues from the production of oil and gas properties are recorded on the basis of sales to third-party customers. Differences between these sales and our share of production are not significant. During the periods presented, the Acquired Properties were not accounted for as a separate division by Conoco and therefore certain costs, such as depreciation, depletion and amortization, general and administrative expenses, and corporate income taxes were not allocated to the individual properties nor would such allocated historical costs be representative of future costs. Additionally, full separate financial statements prepared in accordance with accounting principles generally accepted in the United States of America are not presented; as such information is neither readily available on an individual property basis nor practicable to obtain in these circumstances. These financial statements may not be representative of future operations.

                             THE ACQUIRED PROPERTIES
                SUPPLEMENTARY OIL AND GAS DISCLOSURES (Unaudited)

OIL AND GAS RESERVE QUANTITIES

     The following oil and gas reserve information was derived from the reserve report prepared by the Company as of December 31, 2001 based on studies performed by its petroleum engineering staff using information supplied by Conoco. The estimated proved reserve volumes presented for periods prior to the Company's December 31, 2001 reserve report were recomputed based on production from the Acquired Properties during the applicable periods presented. The following table presents the estimated remaining net proved and proved developed oil and gas reserves attributable to the Acquired Properties at September 30, 2001, December 31, 2000 and January 1, 2000, along with a summary of changes in the quantities of net remaining proved reserves during the nine months ended September 30, 2001 and the year ended December 31, 2000.

     Proved reserves are estimated quantities of crude oil and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

ESTIMATED NET QUANTITIES OF OIL AND GAS RESERVES ATTRIBUTED TO
THE ACQUIRED PROPERTIES
                                                 Crude Oil        Natural Gas
                                                   (MBbl)           (MMcf)
                                                 ---------        -----------
Estimated total proved reserves:
 January 1, 2000............................      32,354            78,646
   Production for 2000......................       3,698            11,769
                                                 ---------        -----------
 December 31, 2000..........................      28,656            66,877
                                                 ---------        -----------
   Production for the nine months of 2001...       2,156             3,699
                                                 ---------        -----------
 September 30, 2001.........................      26,500            63,178
                                                 =========        ===========

Estimated proved developed reserves:
   January 1, 2000..........................      27,000            68,364
   December 31, 2000........................      23,302            56,595
   September 30, 2001.......................      21,146            52,896

STANDARDIZED MEASURES OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

     The following information has been developed utilizing procedures prescribed by Statement of Financial Accounting Standards No. 69, Disclosures about Oil and Gas Producing Activities ("FAS 69") and was derived from the reserve report prepared by the Company as of December 31, 2001 based on natural gas and crude oil reserve and production volumes estimated by the Company's petroleum engineering staff. Estimated future net cash flow information presented for periods prior to the Company's December 31, 2001 reserve report were recomputed based on future development and operating costs and production associated with the Acquired Properties during the applicable periods presented. It may be useful for certain comparative purposes, but should not be solely relied upon in evaluating the Acquired Properties or their performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Acquired Properties.

     The Company believes that the following factors should be taken into account in reviewing the following information: (1) future costs and selling prices will probably differ from those required to be used in these calculations; (2) due to future market conditions and governmental regulations, actual rates of production achieved in future years may vary significantly from the rate of production assumed in the calculations; (3) a 10% discount rate may not be reasonable as a measure of the relative risk inherent in realizing future net oil and gas revenues; and (4) future net revenues may be subject to different rates of income taxation.

                             THE ACQUIRED PROPERTIES
                SUPPLEMENTARY OIL AND GAS DISCLOSURES (Unaudited)
                                   (Continued)



     Under the Standardized Measure, future cash inflows were estimated by applying period-end oil and natural gas prices to the estimated future production of period-end proved reserves. The prices used for the September 30, 2001 calculation were $22.00 per barrel of oil and $2.16 per Mcf of gas. Year-end 2000 prices used were $29.72 per barrel of oil and $10.71 per Mcf of gas. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs in order to arrive at net cash flow before tax. Future income tax expense has been computed by applying period-end statutory tax rates to aggregate future pre-tax net cash flows, reduced by the tax basis of the properties involved. FAS 69 requires the use of a 10% discount rate.

     Management does not rely solely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proved reserves and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated.

     The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves attributed to the Acquired Properties is as follows:


                                                                      Nine Months Ended              Year Ended
                                                                     September 30, 2001          December 31, 2000
                                                                     ------------------          -----------------
                                                                                      (in thousands)
Future cash inflows...........................................            $724,220                   $1,572,808
Less related future:
    Production costs..........................................             142,876                      155,506
    Development and abandonment costs.........................              65,663                       90,111
                                                                     ------------------          -----------------
Future net cash flows before income taxes.....................             515,681                    1,327,191
Income tax expense............................................            (157,831)                    (405,139)
                                                                     ------------------          -----------------
Future net cash flows net of taxes............................             357,850                      922,052
10% annual discount for estimated timing of cash flows........            (109,206)                    (268,324)
                                                                     ------------------          -----------------
Standardized measure of discounted future net cash flows......            $248,644                     $653,728
                                                                     ==================          =================

     A summary of the changes in standardized measure of discounted future net cash flows relating to proved oil and gas reserves attributed to the Acquired Properties is as follows:

                                                                      Nine Months Ended              Year Ended
                                                                     September 30, 2001          December 31, 2000
                                                                     ------------------          -----------------
                                                                                      (in thousands)
Beginning of period...........................................             $653,728                    $378,731
Revisions of previous estimates:
    Changes in prices and costs...............................             (567,510)                    525,864
    Accretion of discount.....................................               93,967                      53,063
    Sales of oil and gas, net of production costs.............              (75,173)                   (142,285)
    Development cost changes..................................              (32,598)                    (32,598)
    Net change in income taxes................................              178,215                    (134,047)
    Other.....................................................               (1,985)                      5,000
                                                                     ------------------          -----------------
Net (decrease) increase.......................................             (405,084)                    274,997
                                                                     ------------------          -----------------
End of period.................................................
                                                                           $248,644                    $653,728
                                                                     ==================          =================

               UNAUDITED CONDENSED PRO FORMA FINANCIAL INFORMATION

     Set forth below is certain unaudited condensed pro forma financial information with respect to Stone's acquisition of Conoco's interest in eight oil and gas properties and related infrastructure assets located in the Gulf of Mexico. The unaudited condensed pro forma consolidated balance sheet at September 30, 2001 gives effect to the acquisition as if it had occurred on September 30, 2001. The unaudited condensed pro forma consolidated income statements for the year ended December 31, 2000 and the nine months ended September 30, 2001 give effect to the acquisition as if it had occurred on January 1, 2000. Stone's historical results give retroactive effect to Stone's merger with Basin Exploration, Inc., which was accounted for under the pooling-of-interests method. The unaudited condensed pro forma consolidated financial statements should be read in conjunction with the notes thereto and the statement of combined revenues and direct operating expenses and related notes included elsewhere in this Form 8-K.

                            STONE ENERGY CORPORATION
            UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2001
                                 (In thousands)


                                                        STONE            PRO FORMA             COMBINED
                      ASSETS                          HISTORICAL        ADJUSTMENTS            PRO FORMA
                                                   ---------------    --------------       ----------------

Current assets................................         $103,481          ($4,230)   (a)         $99,251
Oil and gas properties, net:
    Proved....................................          593,268          272,754    (a)         949,641
                                                                          83,619    (b)

    Unevaluated...............................           67,600           26,976    (a)          94,576

Other assets, net.............................           18,919                                  18,919
                                                   ---------------                         ----------------
      Total assets............................         $783,268                              $1,162,387
                                                   ===============                         ================

       LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
    Accounts payable..........................         $104,657                                $104,657
    Other current liabilities.................            4,192                                   4,192
                                                   ---------------                         ----------------
      Total current liabilities...............          108,849                                 108,849

Long-term debt................................          100,000         $295,500    (a)         395,500
Deferred tax liability........................           34,417           29,267    (b)          63,684
Other long-term liabilities...................           11,690                                  11,690
                                                   ---------------                         ----------------
      Total liabilities.......................          254,956                                 579,723
                                                   ---------------                         ----------------
Common stock..................................              262                                     262
Additional paid in capital....................          447,027                                 447,027
Retained earnings.............................           69,847           54,352    (b)         124,199
Other comprehensive income....................           11,176                                  11,176
                                                   ---------------                         ----------------
      Total stockholders' equity..............          528,312                                 582,664
                                                   ---------------                         ----------------
      Total liabilities and stockholders' equity       $783,268                              $1,162,387
                                                   ===============                         ================

       The accompanying notes are an integral part of this balance sheet.


                            STONE ENERGY CORPORATION
       UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                    (In thousands, except per share amounts)



                                                             Stone            Acquired           Pro Forma            Combined Pro
                                                           Historical         Properties         Adjustments              Forma
                                                        ----------------     ------------       -------------        --------------
Revenues
  Oil and gas production.............................       $331,371            $87,804                                   $419,175
  Other income.......................................          2,441                                                         2,441
                                                        ----------------    -------------                            ---------------
         Total revenues..............................        333,812             87,804                                    421,616
                                                        ----------------    -------------                            ---------------
Expenses
  Direct operating expenses..........................         39,862             12,631                                     52,493
  Production taxes...................................          5,255                                                         5,255
  Depreciation, depletion and amortization...........        126,061                                $33,234     (c)        159,295
  Write-down of oil and gas properties...............        237,741                               (101,075)    (g)        136,666
  Interest...........................................          2,589                                 14,328     (d)         16,917
  Salaries, general and administrative and other.....         11,860                                    113     (e)         11,973
  Merger expenses....................................         25,719                                                        25,719
                                                        ----------------    -------------                            ---------------
         Total expenses..............................        449,087             12,631                                    408,318
                                                        ----------------    -------------                            ---------------
Net income (loss) before income taxes................       (115,275)            75,173                                     13,298
                                                        ----------------    -------------                            ---------------
Income tax provision (benefit):
  Current............................................            500                                                           500
  Deferred...........................................        (39,034)                                42,979     (f)          3,945
                                                        ----------------    -------------                            ---------------
         Total income taxes..........................        (38,534)                                                        4,445
                                                        ----------------    -------------                            ---------------
Net income (loss)....................................        (76,741)           $75,173                                     $8,853
                                                        ================    =============                            ===============
Earnings (loss) per common share:
  Basic earnings (loss) per share....................         ($2.94)                                                        $0.34
                                                        ================                                             ===============
  Diluted earnings (loss) per share..................         ($2.94)                                                        $0.33
                                                        ================                                             ===============
  Average shares outstanding.........................         26,084                                                        26,084
                                                        ================                                             ===============
  Average shares outstanding assuming dilution.......         26,084                                                        26,456
                                                        ================                                             ===============

         The accompanying notes are an integral part of this statement.


                            STONE ENERGY CORPORATION
       UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000
                    (In thousands, except per share amounts)


                                                              Stone             Acquired           Pro Forma            Combined Pro
                                                           Historical          Properties         Adjustments              Forma
                                                         ----------------     -------------     ----------------       -------------
Revenues
  Oil and gas production.............................        $381,938           $156,379                                  $538,317
  Other income.......................................           4,228                                                        4,228
                                                         ----------------     -------------                            -------------
         Total revenues..............................         386,166            156,379                                   542,545
                                                         ----------------     -------------                            -------------
Expenses
  Direct operating expenses..........................          49,081             14,094                                    63,175
  Production taxes...................................           6,538                                                        6,538
  Depreciation, depletion and amortization...........         110,859                                $44,848   (c)         155,707
  Interest...........................................           9,395                                 19,209   (d)          28,604
  Salaries, general and administrative and other.....          14,447                                    150   (e)          14,597
  Merger expenses....................................           1,297                                                        1,297
                                                         ----------------     -------------                            -------------
         Total expenses..............................         191,617             14,094                                   269,918
                                                         ----------------     -------------                            -------------
Net income before income taxes.......................         194,549            142,285                                   272,627
                                                         ----------------     -------------                            -------------
Income tax provision:
  Current............................................             450                                                          450
  Deferred...........................................          67,642                                 27,327   (f)          94,969
                                                         ----------------     -------------                            -------------
         Total income taxes..........................          68,092                                                       95,419
                                                         ----------------     -------------                            -------------
Net income...........................................        $126,457           $142,285                                  $177,208
                                                         ================     =============                            =============
Earnings per common share:
  Basic earnings per share...........................           $4.90                                                        $6.87
                                                         ================                                              =============
  Diluted earnings per share.........................           $4.80                                                        $6.73
                                                         ================                                              =============
  Average shares outstanding.........................          25,804                                                       25,804
                                                         ================                                              =============
  Average shares outstanding assuming dilution.......          26,335                                                       26,335
                                                         ================                                              =============

          The accompanying notes are an integral part of this statement.


                            STONE ENERGY CORPORATION
                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION:

     On October 8, 2001, Stone Energy Corporation ("Stone") entered into definitive agreements with Conoco Inc., and one of its subsidiaries to acquire through both stock and asset purchases, interests in eight oil and gas properties located in the Gulf of Mexico and other complementary infrastructure assets (the "Acquired Properties") for a total purchase price of $299.7 million. The acquisitions were completed on December 31, 2001.

     Estimated proved reserves associated with the Acquired Properties as of December 31, 2001 were 60.2 billion cubic feet of gas and 25.7 million barrels of oil. The Company funded the purchase of the Acquired Properties with borrowings under its revolving credit facility and net proceeds received from the issuance of $200 million of 8.25% senior subordinated notes due 2011.

     The unaudited condensed pro forma consolidated balance sheet at September 30, 2001 gives effect to the acquisition as if it had occurred on September 30, 2001. The unaudited condensed pro forma consolidated statements of operations for the year ended December 31, 2000 and the nine months ended September 30, 2001 give effect to the acquisition as if it had occurred on January 1, 2000. Accounting policies used in the preparation of the unaudited condensed pro forma consolidated financial statements are those disclosed in Stone's historical consolidated financial statements.

     The preparation of the unaudited condensed pro forma consolidated financial statements is based on certain adjustments to Stone's historical financial statements and the statement of combined revenues and direct operating expenses of the Acquired Properties and are not necessarily indicative of the financial position or results of operations had the above described property acquisition occurred on the assumed dates, nor should you rely on the unaudited condensed pro forma information as an indication of future results. These unaudited condensed pro forma consolidated financial statements should be read in conjunction with the financial statement of the Acquired Properties included in this Form 8-K and of Stone contained in its Annual Report on Form 10-K for the year ended December 31, 2000, the Quarterly Report on Form 10-Q for the period ended September 30, 2001 and the Current Report on Form 8-K dated September 19, 2001.

NOTE 2 - PRO FORMA ADJUSTMENTS:

     Pro  forma  entries  necessary  to  adjust  Stone's  historical   financial
statements are as follows:

          (a) To  record  the net  purchase  price  of the  Acquired  Properties financed with borrowings under Stone's credit facility and net proceeds from the issuance of $200 million of 8.25% senior subordinated notes due 2011. Based upon our preliminary estimates, approximately $27 million (9% of the $299.7 million purchase price) was allocated to unevaluated oil and gas properties.

          (b) To reflect the September 30, 2001 non-cash ceiling test write-down amount that would have been recorded had the acquisition occurred on September 30, 2001.

          (c)  To  adjust  Stone's   historical   depreciation,   depletion  and
          amortization to amounts that would have been recorded had the acquisition occurred on January 1, 2000.

          (d) To record interest expense, net of amounts capitalized of $1.4 million and $1.9 million during 2001 and 2000, respectively, related to the borrowings under Stone's credit facility and the issuance of $200 million of 8.25% senior subordinated notes due 2011 to finance the acquisition.

          (e) To record an estimated increase in salaries, general and administrative costs, net of amounts capitalized of approximately $0.1 million during each of 2001 and 2000, respectively, primarily related to employee costs as a direct result of the acquisition.

          (f) To reflect Stone's historical tax rate during the applicable periods presented.

          (g) To reflect the September 30, 2001 non-cash ceiling test write-down amount that would have been recorded had the acquisition occurred on January 1, 2000.